EXHIBIT 15 – Awareness Letter of Deloitte & Touche LLP

April 20, 2009

North American Galvanizing & Coatings, Inc.
5314 South Yale Avenue
Suite 1000
Tulsa, Oklahoma 74135

We have reviewed, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), the unaudited interim financial information of North American Galvanizing & Coatings, Inc. and subsidiary for the three-month periods ended March 31, 2009 and 2008, as indicated in our report dated April 20, 2009; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your
Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, is incorporated by reference in Registration Statements No. 333-133848 on Form S-8
and No. 333-61393 on Form S-3 of North American Galvanizing & Coatings, Inc.
(formerly Kinark Corporation).

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration
Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche LLP

Tulsa, Oklahoma